Trane Technologies Reports Strong Third Quarter Results

Highlights (third-quarter 2025 versus third-quarter 2024, unless otherwise noted):

●	Record enterprise bookings of $6 billion, up 15 percent; organic bookings up 13 percent
●	Bookings strength led by Americas Commercial HVAC, up approximately 30 percent, applied solutions up over 100 percent
●	GAAP operating margin up 150 bps, adjusted operating margin* up 170 bps
●	GAAP continuing EPS of $3.82; adjusted continuing EPS* of $3.88, up 15 percent
●	Enterprise backlog of $7.2 billion, up 7 percent versus year-end 2024
*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, October 30, 2025 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $3.82 for the third quarter of 2025. Adjusted continuing EPS was $3.88, up 15 percent.

Third-Quarter 2025 Results

Financial Comparisons - Third-Quarter Continuing Operations

$, millions except EPS	Q3 2025	Q3 2024	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$5,979	$5,213	15%	13%
Net Revenues	$5,743	$5,441	6%	4%
GAAP Operating Income	$1,165	$1,025	14%
GAAP Operating Margin	20.3%	18.8%	150 bps
Adjusted Operating Income*	$1,182	$1,026	15%
Adjusted Operating Margin*	20.6%	18.9%	170 bps
Adjusted EBITDA*	$1,252	$1,127	11%
Adjusted EBITDA Margin*	21.8%	20.7%	110 bps
GAAP Continuing EPS	$3.82	$3.43	11%
Adjusted Continuing EPS	$3.88	$3.37	15%
Pre-Tax Non-GAAP Adjustments, net**	$16.7	$1.2	$15.5
**For details see table 2 and 3 of the news release.

“In the third quarter, we delivered 15% adjusted EPS growth and achieved all-time-high quarterly bookings of $6 billion, up 13% organically, despite challenging residential markets,” said Dave Regnery, chair and CEO, Trane Technologies. “Our commercial HVAC business remains strong, and our project pipeline continues to expand as customers increasingly choose Trane Technologies for the most efficient and sustainable solutions.

“Our performance continues to be led by Americas commercial HVAC, with organic bookings up 30% -- driven by more than 100% growth in applied solutions -- and organic revenue up low-teens in the quarter.

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“With our leading innovation, elevated backlog, and strong financial position, we are well-positioned to continue to deliver differentiated shareholder value over the long term.”

Highlights from the Third Quarter of 2025 (all comparisons against third-quarter 2024 unless otherwise noted)
•Strong bookings of $6 billion, up 15 percent; organic bookings up 13 percent. Bookings strength led by Commercial HVAC, up approximately 30 percent.
•Book-to-bill was more than 100 percent in Commercial HVAC in all regions.
•Enterprise reported revenues were up 6 percent; organic revenues were up 4 percent.
•Excluding Residential, enterprise organic bookings and revenues were up 26 percent and 10 percent, respectively.
•GAAP operating margin was up 150 basis points, adjusted operating margin was up 170 basis points and adjusted EBITDA margin was up 110 basis points.
•Volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.

Third-Quarter Business Review (all comparisons against third-quarter 2024 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating, cooling and ventilation systems, building controls and solutions, energy services and solutions, residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q3 2025	Q3 2024	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,814.6	$4,296.9	12%	12%
Net Revenues	$4,663.3	$4,474.9	4%	4%
GAAP Operating Income	$1,002.6	$922.3	9%
GAAP Operating Margin	21.5%	20.6%	90 bps
Adjusted Operating Income	$1,018.0	$920.7	11%
Adjusted Operating Margin	21.8%	20.6%	120 bps
Adjusted EBITDA	$1,077.4	$993.9	8%
Adjusted EBITDA Margin	23.1%	22.2%	90 bps
•Strong bookings of $4.8 billion; reported and organic bookings both up 12 percent.
•Bookings strength led by Americas Commercial HVAC, up approximately 30 percent, more than offsetting a decline in Residential bookings.
•Reported and organic revenues were both up 4 percent.
•Excluding Residential, Americas organic bookings and revenues were up 28 percent and 11 percent respectively.
•GAAP operating margin was up 90 basis points, adjusted operating margin was up 120 basis points and adjusted EBITDA margin was up 90 basis points.
•Strong volume growth in Commercial HVAC and positive price realization and productivity across the Americas segment more than offset inflation and lower volumes in Residential. The Company also continued high levels of business reinvestment.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q3 2025	Q3 2024	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$791.1	$637.0	24%	14%
Net Revenues	$749.6	$667.8	12%	3%
GAAP Operating Income	$147.0	$137.4	7%
GAAP Operating Margin	19.6%	20.6%	(100) bps
Adjusted Operating Income	$147.9	$137.1	8%
Adjusted Operating Margin	19.7%	20.5%	(80) bps
Adjusted EBITDA	$157.4	$144.3	9%
Adjusted EBITDA Margin	21.0%	21.6%	(60) bps

•Strong bookings up 24 percent; organic bookings up 14 percent.
•Reported revenues were up 12 percent including approximately 5 percentage points of positive foreign exchange impact and approximately 4 percentage points related to acquisitions. Organic revenues were up 3 percent.
•GAAP operating margin was down 100 basis points; adjusted operating margin was down 80 basis points and adjusted EBITDA margin was down 60 basis points.
•Volume growth and productivity were more than offset by acquisition-related integration costs, and continued high levels of business reinvestment and inflation.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q3 2025	Q3 2024	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$373.4	$279.0	34%	32%
Net Revenues	$329.6	$298.5	10%	9%
GAAP Operating Income	$74.2	$56.9	30%
GAAP Operating Margin	22.5%	19.1%	340 bps
Adjusted Operating Income	$74.2	$56.9	30%
Adjusted Operating Margin	22.5%	19.1%	340 bps
Adjusted EBITDA	$76.8	$62.7	22%
Adjusted EBITDA Margin	23.3%	21.0%	230 bps

•Strong bookings up 34 percent, organic bookings up 32 percent.
•Reported revenues were up 10 percent, including approximately 1 percentage point of positive foreign exchange impact. Organic revenues were up 9 percent.
•GAAP operating margin and adjusted operating margin were up 340 basis points, and adjusted EBITDA margin was up 230 basis points.
•Strong volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.

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Balance Sheet and Cash Flow

$, millions	Q3 2025	Q3 2024	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$2,054	$2,272	($218)
Free Cash Flow Y-T-D*	$1,786	$2,038	($252)
Working Capital/Revenue*	3.9%	2.2%	170 bps
Cash Balance September 30	$1,126	$1,928	($802)
Debt Balance September 30	$4,616	$5,269	($653)

•Through September 30, 2025, cash flow from continuing operating activities was approximately $2.1 billion and free cash flow was approximately $1.8 billion.
•Year-to-date through October, the Company deployed or committed approximately $2.8 billion of capital including approximately $840 million for dividends, $420 million for M&A, $1.35 billion for share repurchases and $150 million for debt retirement.
•The Company expects to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time.

Full-Year 2025 Guidance

•The Company expects full-year 2025 reported revenue growth of approximately 7 percent, including 1 percentage point related to acquisitions, and organic revenue growth of approximately 6 percent versus full-year 2024.
•The Company expects GAAP continuing EPS for full-year 2025 of approximately $13.15 to $13.25, including $0.20 for non-GAAP adjustments. The Company expects adjusted continuing EPS for full-year 2025 of $12.95 to $13.05.
•Additional information regarding the Company's 2025 guidance is included in the Company's third-quarter earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking" statements within the meaning of securities laws, which are statements that are not historical facts, including statements that relate to our future financial performance and targets, including revenue, EPS, and earnings; our business operations; demand for our products and services, including bookings and backlog; capital deployment, including the amount and timing of our dividends, our share repurchase program, anticipated capital commitments for M&A activity, and our capital allocation strategy; our available liquidity; our anticipated revenue growth, and the performance of the markets in which we operate.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, including recessions and economic downturns, inflation, volatility in interest rates and foreign exchange; trade protection measures such as import or export restrictions, tariffs, or quotas; changing energy prices; worldwide geopolitical conflict; financial institution disruptions; climate change and our sustainability strategies and goals; future health care emergencies on our business, our suppliers and our customers; commodity shortages; price increases; government regulation; restructurings activity and cost savings associated with such activity; secular trends toward decarbonization, energy efficiency and internal air quality, the outcome of any litigation, including the risks and uncertainties associated with the Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC; cybersecurity risks; and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2024, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events and how they may affect the Company. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

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Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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10/30/2025

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Travis Bullard	Zac Nagle
919-802-2593	704-990-3913
Media@tranetechnologies.com	InvestorRelations@tranetechnologies.com
*Q3 and Year-to-Date Non-GAAP measures definitions

Adjusted operating income in 2025 is defined as GAAP operating income adjusted for restructuring costs, merger and acquisition transaction costs, and a non-cash adjustment for contingent consideration. Adjusted operating income in 2024 is defined as GAAP operating income adjusted for restructuring costs, merger and acquisition transaction costs, legacy legal liability, and a non-cash adjustment for contingent consideration. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2025 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, merger and acquisition transaction costs, and a non-cash adjustment for contingent consideration. Adjusted net earnings in 2024 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, merger and acquisition transaction costs, legacy legal liability, a non-cash adjustment for contingent consideration, and a U.S. discrete tax benefit. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2025 is defined as GAAP continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, merger and acquisition transaction costs, and a non-cash adjustment for contingent consideration. Adjusted continuing EPS in 2024 is defined as GAAP continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, merger and acquisition transaction costs, legacy legal liability, a non-cash adjustment for contingent consideration, and a U.S. discrete tax benefit. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2025 is defined as adjusted operating income adjusted to exclude depreciation and amortization expense and include other income / (expense), net. Adjusted EBITDA in 2024 is defined as adjusted operating income adjusted to exclude depreciation and amortization expense and include other income / (expense), net. Other income / (expense), net mainly comprises interest income, foreign currency exchange gains and losses and certain components of pension and postretirement benefit costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.
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Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Adjusted effective tax rate for 2025 is defined as the ratio of income tax expense adjusted for the net tax effect of adjustments for restructuring costs, and merger and acquisition transaction costs divided by adjusted net earnings. Adjusted effective tax rate for 2024 is defined as the ratio of income tax expense adjusted for a U.S. discrete tax benefit and the net tax effect of adjustments for restructuring costs, merger and acquisition transaction costs, and legacy legal liability divided by adjusted net earnings. This measure allows for a direct comparison of the effective tax rate between periods.

Free cash flow in 2025 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs, legacy legal liability, and merger and acquisition transaction costs. Free cash flow in 2024 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs, legacy legal liability, and merger and acquisition transaction costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q3 2025) less the prior period (e.g. Q3 2024), divided by the change in net revenues for the current period less the prior period.

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions.

Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payable and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of September 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended September 30 multiplied by 4 to annualize for a full year).

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.
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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2025	2024	2025	2024
Net revenues	$5,742.5	$5,441.2	$16,177.4	$14,964.2
Cost of goods sold	(3,624.3)	(3,466.8)	(10,221.1)	(9,594.5)
Selling and administrative expenses	(952.9)	(949.8)	(2,807.9)	(2,677.2)
Operating income	1,165.3	1,024.6	3,148.4	2,692.5
Interest expense	(55.6)	(63.0)	(171.1)	(178.5)
Other income/(expense), net	(18.0)	6.3	(40.0)	(22.8)
Earnings before income taxes	1,091.7	967.9	2,937.3	2,491.2
Provision for income taxes	(231.5)	(181.1)	(583.1)	(492.3)
Earnings from continuing operations	860.2	786.8	2,354.2	1,998.9
Discontinued operations, net of tax	(9.4)	(8.9)	(15.4)	(21.3)
Net earnings	850.8	777.9	2,338.8	1,977.6
Less: Net earnings from continuing operations attributable to noncontrolling interests	(3.2)	(5.9)	(11.5)	(14.0)
Net earnings attributable to Trane Technologies plc	$847.6	$772.0	$2,327.3	$1,963.6

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$857.0	$780.9	$2,342.7	$1,984.9
Discontinued operations	(9.4)	(8.9)	(15.4)	(21.3)
Net earnings	$847.6	$772.0	$2,327.3	$1,963.6

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$3.82	$3.43	$10.40	$8.68
Discontinued operations	(0.04)	(0.04)	(0.07)	(0.09)
Net earnings	$3.78	$3.39	$10.33	$8.59

Weighted-average number of common shares outstanding:
Diluted	224.4	228.0	225.3	228.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2025				For the nine months ended September 30, 2025
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$5,742.5	$—		$5,742.5	$16,177.4	$—		$16,177.4

	Operating income	1,165.3	16.7	(a,b)	1,182.0	3,148.4	(40.5)	(a,b,c)	3,107.9
	Operating margin	20.3%			20.6%	19.5%			19.2%

	Earnings from continuing operations before income taxes	1,091.7	16.7	(a,b)	1,108.4	2,937.3	(40.5)	(a,b,c)	2,896.8
	Provision for income taxes	(231.5)	(4.1)	(d)	(235.6)	(583.1)	(5.1)	(d)	(588.2)
	Effective tax rate	21.2%			21.3%	19.9%			20.3%
	Earnings from continuing operations attributable to Trane Technologies plc	$857.0	$12.6	(e)	$869.6	$2,342.7	$(45.6)	(e)	$2,297.1

	Diluted earnings per common share
	Continuing operations	$3.82	$0.06		$3.88	$10.40	$(0.20)		$10.20

	Weighted-average number of common shares outstanding:
	Diluted	224.4	—		224.4	225.3	—		225.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$16.3				$17.6
(b)	M&A transaction costs (SG&A)		0.4				3.1
(c)	Non-cash adjustment for contingent consideration (SG&A)		—				(61.2)
(d)	Tax impact of adjustments (a,b)		(4.1)				(5.1)
(e)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$12.6				$(45.6)

	Pre-tax impact of adjustments on cost of goods sold		$4.2				$4.5
	Pre-tax impact of adjustments on selling & administrative expenses		12.5				(45.0)
	Pre-tax impact of adjustments on operating income		$16.7				$(40.5)
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2024				For the nine months ended September 30, 2024
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$5,441.2	$—		$5,441.2	$14,964.2	$—		$14,964.2

	Operating income	1,024.6	1.2	(a,b,c)	1,025.8	2,692.5	(0.1)	(a,b,c,d)	2,692.4
	Operating margin	18.8%			18.9%	18.0%			18.0%

	Earnings from continuing operations before income taxes	967.9	1.2	(a,b,c)	969.1	2,491.2	(0.1)	(a,b,c,d)	2,491.1
	Provision for income taxes	(181.1)	(13.5)	(e,f)	(194.6)	(492.3)	(15.2)	(e,f)	(507.5)
	Effective tax rate	18.7%			20.1%	19.8%			20.4%
	Earnings from continuing operations attributable to Trane Technologies plc	$780.9	$(12.3)	(g)	$768.6	$1,984.9	$(15.3)	(g)	$1,969.6

	Diluted earnings per common share
	Continuing operations	$3.43	$(0.06)		$3.37	$8.68	$(0.07)		$8.61

	Weighted-average number of common shares outstanding:
	Diluted	228.0	—		228.0	228.8	—		228.8

	Detail of Adjustments:
(a)	Restructuring costs/(income) (COGS and SG&A)		$(1.9)				$3.6
(b)	Legacy legal liability (SG&A)		1.8				3.5
(c)	M&A transaction costs (SG&A)		1.3				1.7
(d)	Non-cash adjustment for contingent consideration (SG&A)		—				(8.9)
(e)	U.S. discrete tax benefit		(12.9)				(12.9)
(f)	Tax impact of adjustments (a,b,c)		(0.6)				(2.3)
(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$(12.3)				$(15.3)

	Pre-tax impact of adjustments on cost of goods sold		$(1.7)				$(1.1)
	Pre-tax impact of adjustments on selling & administrative expenses		2.9				1.0
	Pre-tax impact of adjustments on operating income		$1.2				$(0.1)

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended September 30, 2025		For the quarter ended September 30, 2024
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$4,663.3		$4,474.9

	Segment operating income	$1,002.6	21.5%	$922.3	20.6%
	Restructuring/Other (a)	15.4	0.3%	(1.6)	0.0%
	Adjusted operating income *	1,018.0	21.8%	920.7	20.6%
	Depreciation and amortization	69.0	1.5%	75.1	1.7%
	Other income/(expense), net	(9.6)	(0.2)%	(1.9)	(0.1)%
	Adjusted EBITDA *	$1,077.4	23.1%	$993.9	22.2%

Europe, Middle East & Africa	Net revenues	$749.6		$667.8

	Segment operating income	$147.0	19.6%	$137.4	20.6%
	Restructuring/Other (a)	0.9	0.1%	(0.3)	(0.1)%
	Adjusted operating income *	147.9	19.7%	137.1	20.5%
	Depreciation and amortization	10.5	1.4%	10.8	1.6%
	Other income/(expense), net	(1.0)	(0.1)%	(3.6)	(0.5)%
	Adjusted EBITDA *	$157.4	21.0%	$144.3	21.6%

Asia Pacific	Net revenues	$329.6		$298.5

	Segment operating income	$74.2	22.5%	$56.9	19.1%
	Restructuring/Other (a)	—	—%	—	—%
	Adjusted operating income *	74.2	22.5%	56.9	19.1%
	Depreciation and amortization	3.5	1.1%	4.4	1.4%
	Other income/(expense), net	(0.9)	(0.3)%	1.4	0.5%
	Adjusted EBITDA *	$76.8	23.3%	$62.7	21.0%

Corporate	Unallocated corporate expense	$(58.5)		$(92.0)
	Restructuring/Other (b)	0.4		3.1
	Adjusted corporate expense *	(58.1)		(88.9)
	Depreciation and amortization	5.3		4.7
	Other income/(expense), net	(6.5)		10.4
	Adjusted EBITDA *	$(59.3)		$(73.8)

Total Company	Net revenues	$5,742.5		$5,441.2

	Operating income	$1,165.3	20.3%	$1,024.6	18.8%
	Restructuring/Other (a,b)	16.7	0.3%	1.2	0.1%
	Adjusted operating income *	1,182.0	20.6%	1,025.8	18.9%
	Depreciation and amortization	88.3	1.5%	95.0	1.7%
	Other income/(expense), net	(18.0)	(0.3)%	6.3	0.1%
	Adjusted EBITDA *	$1,252.3	21.8%	$1,127.1	20.7%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Restructuring/Other in 2025 and 2024 includes restructuring amounts unless specified otherwise.
(b) Restructuring/Other within Corporate in 2025 includes $0.4 million of M&A transaction costs. Restructuring/Other within Corporate in 2024 includes $1.8 million and $1.3 million of legacy legal liability and M&A transaction costs, respectively.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended September 30,
	2025	2024
Total Company
Adjusted EBITDA *	$1,252.3	$1,127.1
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(88.3)	(95.0)
Interest expense	(55.6)	(63.0)
Provision for income taxes	(231.5)	(181.1)
Restructuring costs/(income)	(16.3)	1.9
M&A transaction costs	(0.4)	(1.3)
Legacy legal liability	—	(1.8)
Discontinued operations, net of tax	(9.4)	(8.9)
Net earnings from continuing operations attributable to noncontrolling interests	(3.2)	(5.9)
Net earnings attributable to Trane Technologies plc	$847.6	$772.0

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$1,125.8	$1,590.1
Accounts and notes receivable, net	3,602.9	3,090.2
Inventories	2,355.3	1,971.5
Other current assets	775.5	686.0
Total current assets	7,859.5	7,337.8
Property, plant and equipment, net	2,210.7	2,024.5
Goodwill	6,444.3	6,127.9
Intangible assets, net	3,271.4	3,308.2
Other noncurrent assets	1,587.9	1,348.3
Total assets	$21,373.8	$20,146.7

LIABILITIES AND EQUITY
Accounts payable	$2,396.6	$2,148.0
Accrued expenses and other current liabilities	3,432.0	3,468.7
Short-term borrowings and current maturities of long-term debt	694.7	452.2
Total current liabilities	6,523.3	6,068.9
Long-term debt	3,921.2	4,318.1
Other noncurrent liabilities	2,583.0	2,272.8
Total equity	8,346.3	7,486.9
Total liabilities and equity	$21,373.8	$20,146.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2025	2024
Operating Activities
Earnings from continuing operations	$2,354.2	$1,998.9
Depreciation and amortization	285.5	282.7
Changes in assets and liabilities and other non-cash items	(585.6)	(9.4)
Net cash provided by (used in) continuing operating activities	2,054.1	2,272.2
Net cash provided by (used in) discontinued operating activities	(18.5)	(26.5)
Net cash provided by (used in) operating activities	2,035.6	2,245.7

Investing Activities
Capital expenditures, net	(277.2)	(245.0)
Acquisition of businesses, net of cash acquired	(276.0)	(179.6)
Purchases of short-term investments, net	—	(450.0)
Other investing activities, net	(1.4)	(12.0)
Net cash provided by (used in) investing activities	(554.6)	(886.6)

Financing Activities
Net proceeds from (payments of) debt	(157.3)	491.0
Dividends paid to ordinary shareholders	(629.1)	(568.8)
Repurchase of ordinary shares	(1,250.0)	(926.1)
Other financing activities, net	(20.7)	13.7
Net cash provided by (used in) financing activities	(2,057.1)	(990.2)

Effect of exchange rate changes on cash and cash equivalents	111.8	5.8
Net increase (decrease) in cash and cash equivalents	(464.3)	374.7
Cash and cash equivalents - beginning of period	1,590.1	1,095.3
Cash and cash equivalents - end of period	$1,125.8	$1,470.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	September 30,	September 30,	December 31,
	2025	2024	2024
Net Receivables	$3,602.9	$3,393.4	$3,090.2
Days Sales Outstanding	57.3	56.9	57.9

Net Inventory	$2,355.3	$2,033.4	$1,971.5
Inventory Turns	6.2	6.8	6.4

Accounts Payable	$2,396.6	$2,194.8	$2,148.0
Days Payable Outstanding	60.3	57.8	62.0

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Nine months ended	Nine months ended
	September 30, 2025	September 30, 2024
Net cash flow provided by continuing operating activities	$2,054.1	$2,272.2
Capital expenditures	(277.2)	(245.0)
Cash payments for restructuring	3.2	7.2
Legacy legal liability	0.6	2.2
M&A transaction costs	5.3	0.9
Free cash flow *	$1,786.0	$2,037.5

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION